Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Able Energy Inc. (the "Company"), on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission (the "Report"), Gregory D. Frost, Chief Executive Officer of the Company and Jeffery Feld, Acting Chief Financial Officer of the Company, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory Frost
Gregory D. Frost
Chief Executive Officer
July 23 , 2007

/s/ Jeffery Feld
Jeffery Feld
Acting Chief Financial Officer
July 23, 2007

[A signed original of this written statement required by Section 906 has been provided to Able Energy Inc. and will be retained by Able Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]